UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2008

GPS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

5500 – 152nd Street, #214, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2008, GPS Industries, Inc. (the “Company”) and Uplink Corporation, a Texas corporation (the “Seller”) entered into an Amendment to the Asset Purchase Agreement pursuant to which the parties amended certain terms of that certain Asset Purchase Agreement, dated August 31, 2007. Under the Asset Purchase Agreement, as amended, the Company purchased the assets (the “UpLink Assets”) from the Seller, effective January 18, 2008.  The consideration for the purchase of the UpLink Assets consisted of 142,000,000 restricted shares (the “Common Shares”) of the Company’s common stock (which were deposited into escrow in connection with the indemnity obligations of Seller), secured promissory notes in the aggregate amount of $1,521,328, 120,000 shares (the “Preferred Shares”) of the Company’s Series B preferred stock, and a warrant (the “Warrant”) to purchase 4,918,033 shares of the Company’s common stock at an exercise price of $0.122 per share. The Company also assumed certain liabilities of Seller.

A copy of the Asset Purchase Agreement, dated August 31, 2007, and the Amendment to the Asset Purchase Agreement, dated January 18, 2008, are filed as exhibits to this Current Report on Form 8-K. The summary of the acquisition of the UpLink Assets set forth above is qualified by reference to such exhibits.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure under Item 1.01 is incorporated herein by this reference.

Effective January 18, 2008, the Company purchased the UpLink Assets of  the Seller.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures under Item 1.01 and Item 2.01 are incorporated herein by reference.

The Common Shares, the Preferred Shares and the Warrant delivered in connection with the purchase of the UpLink Assets were not registered under the Securities Act of 1933, as amended (the “Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Common Shares and shares of the Company’s common stock issuable upon exercise of the Warrant have piggyback registration rights. The Common Shares, the Warrant and the Preferred Shares may not be reoffered or sold by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act, and the certificates evidencing the Common Shares, the Warrant, and Preferred Shares bear a restricted legend. The Company has the right to repurchase up to 42% of the Common Shares and subject to the exercise of such right, the Seller has certain put rights with respect to a portion of the Common Shares. Also, if the Company exercises its repurchase rights, the Seller is to receive warrants to purchase additional shares of the Company’s common stock.

ITEM 8.01 OTHER EVENTS.

On January 24, 2007, the Company issued a press release announcing the acquisition of the UpLink Assets.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

Any financial statements required will be filed by amendment.

(b) Exhibits

Exhibit No.	Description
4.1	Warrant
4.2	Registration Rights Agreement, dated as of January 18, 2008, by and between GPS Industries, Inc. and UpLink Corporation.
10.1	Asset Purchase Agreement, dated as of August 31, 2007, by and between GPS Industries, Inc. and UpLink Corporation.
10.2	Amendment to Asset Purchase Agreement, dated as of January 18, 2008, by and between GPS Industries, Inc. and UpLink Corporation.
99.1	Press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of January 2008.

By:	/s/ Douglas Wood
Douglas Wood
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant

4.2	Registration Rights Agreement, dated as of January 18, 2008, by and between GPS Industries, Inc. and UpLink Corporation.

10.1	Asset Purchase Agreement, dated as of August 31, 2007, by and between GPS Industries, Inc. and UpLink Corporation.

10.2	Amendment to Asset Purchase Agreement, dated as of January 18, 2008, by and between GPS Industries, Inc. and UpLink Corporation.

99.1	Press release.